UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 6, 2017

(Date of Report)

February 1, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

International Trade Center Service Provider Agreement – Simon Essi (Republic of Cameroon)

On January 28, 2017, AmericaTowne, Inc., a Delaware corporation (the “Company”) entered into an International Trade Center Service Provider Agreement with Simon Essi (“Essi”) for operations in Yaounde in the Republic of Cameroon (the “Essi Agreement”). Prior to execution, Essi was not an affiliate or beneficial shareholder of the Company, or vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Essi Agreement, the Essi Agreement terminates on December 31, 2021. The Company retains the option to extend the Essi Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

As disclosed in prior filings, the general purpose behind those agreements similar to the Essi Agreement, but for different locales, is for a specific “Service Provider,” in this case, Essi, to support the operations of the Company’s programs in a specific geographical area, in this case, the Republic of Cameroon. As a Service Provider, Essi has represented to the Company that he has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.”

In consideration for Essi entering into the Essi Agreement, the parties have agreed to form a joint venture limited liability company (or similarly structured entity upon consent of the parties) in which Essi would be issued a specific percentage of equity and would deploy resources in furtherance of an AmericaTowne community in the Republic of Cameroon. Each party has agreed to a mutual compensation schedule, which is incorporated into the Essi Agreement resulting in a fully integrated and materially definitive agreement.

For the services provided by Essi, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Essi a stock award of 25,000 shares of the Company’s common stock to be issued by or before February 1, 2018. Starting at the end of May 2017, provided Essi has met the agreed upon production schedule, the Company will pay Essi a $1,600 monthly stipend. The Company has also issued a stock option to Essi to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Essi Agreement is in effect for up to five years to be exercised by or before December 31st of the given year.

Essi has agreed to pay the Company a nonrefundable service fee of $55,000 (the “Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing materials to be used by Essi. The Service Fee is to be paid as follows: $5,000 upon execution of the Essi Agreement, and monthly payments of $1,000.00 a month for fifty months with the first monthly payment due on March 30, 2017. The reader is directed to the exhibits for the full copy of the Trade Center Agreement executed by the Company.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit	Description
10.1	International Trade Center Service Provider Agreement dated February 1, 2017 (Simon Essi)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: February 6, 2017

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